UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2011

BARNES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-04801	06-0247840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut		06010
(Address of principal executive offices)		(Zip Code)

(860) 583-7070

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Perquisite Reductions and Salary Adjustment

On February 8, 2011, the Compensation and Management Development Committee of the Board of Directors (the “CMDC”) of Barnes Group Inc. (the “Company”) approved reductions of certain perquisites provided to the Company’s executive officers and other key personnel, including the Company’s Named Executive Officers. The changes are effective April 1, 2011. The reductions include (1) the elimination of the annual cash perquisite allowance of between $20,000 and $25,000 and (2) the elimination of tax gross-ups on Company-paid (a) annual executive physicals (for amounts not otherwise covered by health insurance) and (b) annual financial planning and tax preparation services. The CMDC approved a $15,000 salary increase for each of the Named Executive Officers. No separate merit increase was approved for any of the Named Executive Officers.

The CMDC also approved changes to the Company’s Senior Executive Enhanced Life Insurance Program, which include (1) closing participation in the program to any employee hired or promoted into an eligible position after April 1, 2011 and (2) eliminating Company-paid premium and related tax gross-up payments following retirement after April 1, 2011, except that the current program will be maintained during retirement for current employees who have attained or will attain age 62 with 10 years of service on or before December 31, 2011.

Long-Term Relative Measure Incentive Program

On February 8, 2011, the CMDC also approved a new long-term Relative Measure Program (the “Program”) with respect to Performance Share Awards issued under the Barnes Group Inc. Stock and Incentive Award Plan, as amended (the “Equity Plan”). The Program is designed to assess long-term Company performance relative to the performance of companies included in the Russell 2000 Index, measured over a three-year performance period commencing January 1, 2011 (“Performance Period”). Unlike the previous program, which was based on annual basic earnings per share, the Program is based on the Company’s total shareholder return, basic earnings per share growth and operating income before depreciation and amortization growth (weighted equally) as compared to the same measures for companies in the Russell 2000 Index over the Performance Period. Under the Program, participants may earn between 0% and 250% of the target award (determined independently for each measure), depending on the Company’s percentile ranking within the Russell 2000 Index. If earned, the Performance Share Awards will be paid in shares of Company common stock.

If a participant voluntarily resigns from employment or the participant’s employment is terminated by the Company for cause before the end of the Performance Period, the entire Performance Share Award will be forfeited. If a participant’s employment is terminated due to death or disability, then a pro-rata portion of the award, based on the number of days the participant was employed during the Performance Period, will be paid following termination based on target. If (1) a participant terminates employment due to retirement (attainment of age 62 and five years of service) and the participant has been employed for at least two years of the Performance Period or (2) a participant’s employment is terminated by the Company without cause, then a pro-rata portion of the award based on the number of days the participant was employed during the Performance Period, will be paid based on the Company’s actual performance for the Performance Period. If a participant terminates employment due to retirement and has been employed for less than two years of the Performance Period, then a pro-rata portion of the award based on the number of days the participant was employed during the Performance Period will be paid based on the lesser of target or the Company’s actual performance during the Performance Period.

If there is a Change in Control (as defined in the Equity Plan), the Performance Share Award under the Program will vest and accelerate only if a participant’s employment is terminated by the Company without cause or by the participant for Good Reason (as defined in the Named Executive Officer’s Severance Agreement) (“double trigger”) on or within two years following the Change in Control, except for Mr. Milzcik, for whom the terms of his employment agreement will control. In those cases, the unvested portion of the award will fully accelerate based on actual performance for completed years during the Performance Period and based on target for incomplete years remaining in the Performance Period.

On February 9, 2011, the CMDC approved awards under the Relative Measure Program. On that day, the CMDC also approved Option and Restricted Stock Unit awards under the Equity Plan for its employees, including the Named Executive Officers. Except for Mr. Milzcik, for whom the terms of his employment agreement control, Options and Restricted Stock Units granted to the Company’s employees include double trigger vesting and will accelerate upon a Change in Control only if the participant’s employment has been terminated by the Company without cause, by the participant for Good Reason, or on account of the participant’s death, disability or retirement on or within two years following the Change in Control. Upon termination of employment due to retirement, death or disability, in the absence of a Change in Control, the Options and Restricted Stock Units will accelerate only if the participant has been employed for at least one year from the grant date in the case of Options and two years from the grant date in the case of Restricted Stock Units.

The following table summarizes the awards granted to the Company’s Named Executive Officers (for the fiscal year ended December 31, 2010) on February 9, 2011. Each of the awards described below was made pursuant to, and is governed by, the terms of the Equity Plan.

	Long-Term Incentive Grants
	Restricted Stock Units	Performance Share Awards	Stock Options
	(# of units)	(# of shares)	(# of shares)
G.F. Milzcik, President and Chief Executive Officer	43,800	43,800	120,800

C.J. Stephens, Jr., Senior Vice President, Finance and Chief Financial Officer	7,300	7,300	20,100

J.W. Burris, President, Precision Components	5,600	5,600	15,300

P.J. Dempsey President, Logistics and Manufacturing Services and Vice President, Barnes Group Inc.	5,900	5,900	16,400

C.S. Toussaint, Senior Vice President, General Counsel and Secretary	5,800	5,800	16,000

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 9, 2011, the Board of Directors the Company (the “Board”) amended and restated the Company’s Amended and Restated By-Laws solely for the purpose of amending the first sentence of Article III, Section 1 thereof to enable the Board to designate as corporate officers individuals who are not also determined by the Board to be “executive officers” under the rules of the U.S. Securities and Exchange Commission. Before the amendment the sentence read as follows:

“The officers of the Corporation shall be the President and any Vice President or other person determined by the Board of Directors to be an “executive officer” under the rules of the U.S. Securities and Exchange Commission.”

As amended, the sentence now reads as follows:

“The officers of the Corporation shall be the President and any Vice President or other person designated by the Board of Directors as a corporate officer.”

A copy of the Company’s Amended and Restated By-Laws (as of February 9, 2011) is attached to this report as Exhibit 3.1

Item 9.01 (d). Financial Statements and Exhibits

Exhibit No.	Document Description

3.1	Amended and Restated By-Laws of Barnes Group Inc. (as of February 9, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2011	BARNES GROUP INC.
(Registrant)

	By:	/s/ Claudia S. Toussaint
Claudia S. Toussaint
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Amended and Restated By-Laws of Barnes Group Inc. (as of February 9, 2011)